SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2007

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 29, 2007, Morgan Stanley (the “Company”) announced that, effective December 1, 2007, Zoe Cruz, who had been Co-President of the Company, would retire from the Company.

(c) On November 29, 2007, the Company announced that, effective December 1, 2007, Robert W. Scully, who had been Co-President of the Company, would become a member of the Office of the Chairman of the Company.   In addition, on November 29, 2007, the Company announced that, effective December 1, 2007, Walid A. Chammah, Chairman and Chief Executive Officer of Morgan Stanley International, and James P. Gorman, Co-Head of Strategic Planning and President and Chief Operating Officer of the Global Wealth Management business of the Company, were appointed Co-Presidents of the Company.

Mr. Scully, 57, served as Co-President of the Company since February 2006.  Prior to assuming that position, Mr. Scully was Chairman of Global Capital Markets of the Company (December 2004 to February 2006) and Vice Chairman of Investment Banking of the Company (September 1999 to February 2006).  Mr Scully is also a director of GMAC LLC (since November 2006).

Mr. Chammah, 53, has served as Chairman and Chief Executive Officer of Morgan Stanley International since July 2007.  Prior to assuming that position, Mr. Chammah was Head of Investment Banking of the Company (August 2005 to July 2007) and Head of Global Capital Markets of the Company (July 2002 to August  2005).

Mr. Gorman, 49, has served as Co-Head of Strategic Planning of the Company since October 2007 and as President and Chief Operating Officer of the Global Wealth Management business of the Company since February 2006.  Prior to assuming that position, Mr. Gorman was Head of Corporate Acquisitions, Strategy and Research at Merrill Lynch & Co., Inc. (“Merrill Lynch”) (July 2005 to August 2005) and President of the Global Private Client business at Merrill Lynch (December 2002 to July 2005).

The Company’s related press release is filed as exhibit 99 to this Form 8-K and is incorporated by reference herein.

 Item 9.01 Financial Statements and Exhibits

     (d)  Exhibits

Exhibit
Number	Description

99	Press Release of Morgan Stanley dated November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	December 5, 2007	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel